EXHIBIT 4.2

                         PRE-PAID LEGAL SERVICES, INC.
                             STOCK OPTION AGREEMENT
                              (Peter K. Grunebaum)

     This Stock Option Agreement ("Agreement") is made this 4th day of June 1992, to be effective as of March 27, 1991, between Pre-Paid Legal Services, Inc., an Oklahoma corporation ("Corporation"), and Peter K. Grunebaum, a director of the Corporation ("Director").

     In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, in accordance with the resolution of the Board of Directors of the Corporation adopted this date ratifying the terms of this Agreement, the parties agree as follows:

          1. Grant of Stock Options.

          1.01 Prior Meetings. In consideration of Director's services as a member of the Board of Directors of the Corporation in connection with meetings of the Board held during 1991 and part of 1992, the Corporation hereby irrevocably grants to Director the right and option to purchase effective as of the following dates (individually referred to herein as the "Grant Date") the number of shares of Common Stock, par value $.01 per share, of the Corporation on the terms and conditions herein set forth:

                                                               Exercise
          Grant Date                    Shares                Price/Share

          March 27, 1991                2,500                    $ .56
          June 4, 1991                  2,500                    $1.00
          October 1, 1991               2,500                    $1.25
          December 17, 1991             2,500                    $ .94
          March 26, 1992                2,500                    $1.25
          June 3, 1992                  5,000                    $1.13

          1.02 Future Meetings. From and after the execution date hereof, through December 31, 1996 options covering 2,500 shares of Common Stock shall be granted to Director for each meeting of the full Board of Directors of Corporation held during such period at which Director is present ("Meeting"), effective as of the date of each such Meeting; provided, however, options may no longer be granted to Director hereunder if at any time he becomes an employee of Corporation.

          2. Purchase Price.

          2.01 Previously Granted Options. The purchase price for shares of Common Stock subject to the options described in subsection 1.01 above shall be equal to the Exercise Price/Share of each such option set forth above.

          2.02 Future Options. The purchase price for shares subject to options which may be granted hereunder with respect to Meetings shall be equal to the last trade price per share of Common Stock on the date of the Meeting, or, if no trade occurs on such date, then the purchase price shall be the mean between the bid and asked price on such date. If the date of any Meeting is not a business day, then the purchase price shall be established as described in the preceding sentence based upon the trading activity of Common Stock for the business day next preceding the date of such Meeting.

          3. Fully Vested. All or any portion of the options granted hereby shall be fully exercisable at any time and from time to time commencing as of the date of grant and throughout the entire term of such option.


          4. Term of Options. The right to exercise any options granted hereunder shall expire on the date five years after the date of grant of such option. Director shall have none of the rights of a stockholder with respect to the shares of Common Stock subject to the options until such shares shall be issued to him upon the exercise of the option. The options may not be exercised at a time when the exercise thereof would constitute a violation of any applicable Federal or State law or valid regulation thereunder.

          5.  Nontransferability.   The  options  shall  not  be  assignable  or
transferable by Director, other than by will or the laws of descent or distribution. During the life of Director, the options are only exercisable by Director. If Director shall die at a time during which he is entitled to exercise options as herein provided, his estate, personal representative, or beneficiary shall have the right to exercise such option(s) to the extent exercisable at the date of death at any time within twelve months from the date of his death. More particularly (but without limiting the generality of the foregoing), the options may not be assigned, transferred (except as provided above), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the options contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the options shall be null and void and without effect.

          6. Recapitalization. The aggregate number of shares of Common Stock on which options may be granted to Director under this Agreement, the number of shares hereof covered by each outstanding option, and the exercise price per share thereof, of each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

          In the event of a change in the Corporation's Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Agreement.

          7. Exercise of Options. Subject to the terms and conditions of this Agreement, any of the options may be exercised by written notice to the Corporation, Pre-Paid Legal Services, Inc., 321 East Main Street, Post Office Box 145, Ada, Oklahoma 74820, attention of the Secretary, which notice shall state the election to exercise the options and the number of shares in respect of which it is being exercised; and shall be signed by the person or persons who exercise the options. All shares issued as provided herein will be fully paid and nonassessable.

          8. Restricted Stock. No option shall be exercisable unless the shares issuable upon exercise thereof have been registered under the Securities Act of 1933 (the "Act"), or Corporation shall have first received the opinion of its counsel that registration under the Act is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the option is being exercised have not been registered under the Act, the Corporation may required the optionee to give Corporation whatever written assurance counsel for Corporation may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed without the written opinion of such counsel that registration under the Act is not required. Share certificates issued to the optionee upon exercise of the options shall bear a legend to the foregoing effect to the extent counsel for Corporation deems advisable. Shares will not be issued pursuant to the exercise of any option until appropriate provisions have been made under rules, if applicable, of any stock exchange or association of securities dealers that may be involved in trading of such shares.

          9. Availability of Shares. The Corporation shall at all times during the term of the options reserve and keep available in the form of treasury or authorized and unissued stock such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

          10. Governing Law. This Agreement shall be subject to, and governed by, the laws of the State of Oklahoma irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state.

          11. Construction. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

          12. Section Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has hereunto set his hand and seal, all on the day and year first above written.




                                                   PRE-PAID LEGAL SERVICES, INC.


                                                   By: /s/ RANDY HARP
                                                           Authorized Officer


                                                      /s/ PETER K. GRUNEBAUM
                                                          Peter K. Grunebaum

                         PRE-PAID LEGAL SERVICES, INC.
                             STOCK OPTION AGREEMENT
                               (Charles H. Walls)

     This Stock Option Agreement ("Agreement") is made this 27th day of June 1994, to be effective as of March 16, 1993, between Pre-Paid Legal Services, Inc., an Oklahoma corporation ("Corporation"), and Charles H. Walls, a director of the Corporation ("Director").

     In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, in accordance with the resolution of the Board of Directors of the Corporation adopted this date ratifying the terms of this Agreement, the parties agree as follows:

     1.   Grant of Stock Options.

          1.01 Prior Meetings. In consideration of Director's services as a member of the Board of Directors of the Corporation in connection with meetings of the Board held during 1993 and part of 1994, the Corporation hereby irrevocably grants to Director the right and option to purchase effective as of the following dates (individually referred to herein as the "Grant Date") the number of shares of Common Stock, par value $.01 per share, of the Corporation on the terms and conditions herein set forth:

                                                               Exercise
          Grant Date                    Shares               Price/Share

          March 16, 1993                2,500                    $1.19
          June 4, 1993                  2,500                    $1.44
          September 22, 1993            2,500                    $1.25
          December 15, 1993             2,500                    $1.37
          March 23, 1994                2,500                    $2.13
          June 3, 1994                  2,500                    $1.81

          1.02 Future Meetings. From and after the execution date hereof, through December 31, 1996 options covering 2,500 shares of Common Stock shall be granted to Director for each meeting of the full Board of Directors of Corporation held during such period at which Director is present ("Meeting"), effective as of the date of each such Meeting; provided, however, options may no longer be granted to Director hereunder if at any time he becomes an employee of Corporation.

     2.   Purchase Price.

          2.01 Previously Granted Options. The purchase price for shares of Common Stock subject to the options described in subsection 1.01 above shall be equal to the Exercise Price/Share of each such option set forth above.

          2.02 Future Options. The purchase price for shares subject to options which may be granted hereunder with respect to Meetings shall be equal to the last trade price per share of Common Stock on the date of the Meeting, or, if no trade occurs on such date, then the purchase price shall be the mean between the bid and asked price on such date. If the date of any Meeting is not a business day, then the purchase price shall be established as described in the preceding sentence based upon the trading activity of Common Stock for the business day next preceding the date of such Meeting.

     3. Fully Vested. All or any portion of the options granted hereby shall be fully exercisable at any time and from time to time commencing as of the date of grant and throughout the entire term of such option.

     4. Term of Options. The right to exercise any options granted hereunder shall expire on the date five years after the date of grant of such option. Director shall have none of the rights of a stockholder with respect to the shares of Common Stock subject to the options until such shares shall be issued to him upon the exercise of the option. The options may not be exercised at a time when the exercise thereof would constitute a violation of any applicable Federal or State law or valid regulation thereunder.

     5. Nontransferability. The options shall not be assignable or transferable by Director, other than by will or the laws of descent or distribution. During the life of Director, the options are only exercisable by Director. If Director shall die at a time during which he is entitled to exercise options as herein provided, his estate, personal representative, or beneficiary shall have the right to exercise such option(s) to the extent exercisable at the date of death at any time within twelve months from the date of his death. More particularly (but without limiting the generality of the foregoing), the options may not be assigned, transferred (except as provided above), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the options contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the options shall be null and void and without effect.

     6. Recapitalization. The aggregate number of shares of Common Stock on which options may be granted to Director under this Agreement, the number of shares hereof covered by each outstanding option, and the exercise price per share thereof, of each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

     In the event of a change in the Corporation's Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Agreement.

     7. Exercise of Options. Subject to the terms and conditions of this Agreement, any of the options may be exercised by written notice to the Corporation, Pre-Paid Legal Services, Inc., 321 East Main Street, Post Office Box 145, Ada, Oklahoma 74820, attention of the Secretary, which notice shall state the election to exercise the options and the number of shares in respect of which it is being exercised; and shall be signed by the person or persons who exercise the options. All shares issued as provided herein will be fully paid and nonassessable.

     8. Restricted Stock. No option shall be exercisable unless the shares issuable upon exercise thereof have been registered under the Securities Act of 1933 (the "Act"), or Corporation shall have first received the opinion of its counsel that registration under the Act is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the option is being exercised have not been registered under the Act, the Corporation may required the optionee to give Corporation whatever written assurance counsel for Corporation may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed without the written opinion of such counsel that registration under the Act is not required. Share certificates issued to the optionee upon exercise of the options shall bear a legend to the foregoing effect to the extent counsel for Corporation deems advisable. Shares will not be issued pursuant to the exercise of any option until appropriate provisions have been made under rules, if applicable, of any stock exchange or association of securities dealers that may be involved in trading of such shares.

     9. Availability of Shares. The Corporation shall at all times during the term of the options reserve and keep available in the form of treasury or authorized and unissued stock such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

     10. Governing Law. This Agreement shall be subject to, and governed by, the laws of the State of Oklahoma irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state.

     11. Construction. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

     12. Section Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has hereunto set his hand and seal, all on the day and year first above written.



                                                   PRE-PAID LEGAL SERVICES, INC.


                                                   By: /s/ RANDY HARP
                                                           Authorized Officer


                                                       /s/ CHARLES H. WALLS
                                                           Charles H. Walls